EXHIBIT 23.2


                        INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Technology Consulting Partners, Inc. on Form SB-2 of our report dated June 8, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado

June 17, 2002